NYSE American: REI www.ringenergy.com www.ringenergy.com Q3 2025 EARNINGS & UPDATED GUIDANCE

Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI Forward – Looking Statements This Presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this Presentation, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, guidance, plans and objectives of management are forward- looking statements. When used in this Presentation, the words “could,” “may,” “will,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “guidance,” “project,” “goal,” “plan,” “potential,” “probably,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward- looking statements contain such identifying words. Forward-looking statements also include assumptions and projections for fourth quarter and full year 2025 guidance for sales volumes, oil mix as a percentage of total sales, capital expenditures, and operating expenses and the projected impacts thereon, and the number of wells expected to be drilled and completed. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities particularly in the winter; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under the Company’s credit facility; Ring’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the expected benefits to the Company and its stockholders from the acquisition of oil and gas properties (the “LRR Acquisition”) from Lime Rock Resources IV-A, L.P. and Lime Rock Resources IV-C, L.P. (collectively, “Lime Rock” or “LRR”); the impacts of hedging on results of operations; the effects of future regulatory or legislative actions; cost and availability of transportation and storage capacity as a result of oversupply, changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers, and any resulting trade tensions; and Ring’s ability to replace oil and natural gas reserves. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended December 31, 2024, and its other filings with the SEC. All forward-looking statements, expressed or implied, included in this Presentation are expressly qualified by the cautionary statements and by reference to the underlying assumptions that may prove to be incorrect. The Company undertakes no obligation to revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as required by applicable law. The financial and operating estimates contained in this Presentation represent our reasonable estimates as of the date of this Presentation. Neither our independent auditors nor any other third party has examined, reviewed or compiled the estimates and, accordingly, none of the foregoing expresses an opinion or other form of assurance with respect thereto. The assumptions upon which the estimates are based are described in more detail herein. Some of these assumptions inevitably will not materialize, and unanticipated events may occur that could affect our results. Therefore, our actual results achieved during the periods covered by the estimates will vary from the estimated results. Investors are not to place undue reliance on the estimates included herein. 2 Supplemental Non-GAAP Financial Measures This Presentation includes financial measures that are not in accordance with accounting principles generally accepted in the United States (“GAAP”), such as “Adjusted Net Income,” “Adjusted EBITDA,” “PV-10,” “Adjusted Free Cash Flow” or “AFCF,” “Adjusted Cash Flow from Operations” or “ACFFO,” “Cash Return on Capital Employed” or “CROCE,” “Leverage Ratio,” “All- in Cash Operating Costs,” and “Cash Operating Margin.” While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For definitions of such non- GAAP financial measures and their reconciliations to GAAP measures, please see the Appendix. Forward-Looking Statements and Supplemental Non-GAAP Financial Measures

Ring Energy - Independent Oil & Gas Company

Focused on Conventional Permian Assets in Texas

Q3 2025 Net Production
20,789 Boe/d
(64% oil and 84% liquids)

2024 SEC Proved Reserves[1,2]
134 MMBoe/PV10 ~$1.5 Billion
Proved Developed ~69%
Lime Rock Acquisition[3] adds ~12 MMBoe/ PV10 ~$160 million
Proved Developed ~79%

Permian Acreage
Gross / Net Acres[4]
~98,000 / ~81,000
Lime Rock Acquisition adds ~18K net acres
400+ Locations[4]
Lime Rock Acquisition adds ~40 locations[4]

High Operational Ownership
~96% Operated WI
~79% Oil NRI
~82% Gas NRI

1. SEC Proved Reserves as of 12/31/2024 utilizing SEC prices, YE 2024 SEC Pricing Oil $71.96 per bbl Gas $2.13 per Mcf.
2. PV-10 is a Non-GAAP financial measure. See Appendix for reconciliation to GAAP measure.
3. LRR Acquisition utilizing SEC prices for TTM ended March 31, 2025, Oil $71.00 per bbl Gas $2.44 per Mcf.
4. Includes all acreage and identified new drill locations as of year-end 2024 operated and non-operated across 1P, 2P and 3P reserve categories.



NEW MEXICO
TEXAS
Matador Arch
Northwest Shelf
Yoakum
Permian Basin
Wolfcamp Shelf Margin
Gaines
Andrews
Horseshoe Atoll
Capitan Reef Trend
Central Basin Platform
Ector
Ward
Midland Basin
Delaware Basin
Crane
Ozona Arch
Ring Energy Assets
Northwest Shelf
Central Basin Platform
Includes operated & non-operated

Differentiated approach by applying unconventional technology and thinking to conventional Permian assets

Ring Assets Characteristics:

- ✓ **Shallow Base Decline**
- ✓ **Long Life Wells** (> 35 years)
- ✓ **Highly Oil Weighted**
- ✓ **High Operating Margin**
- ✓ **High Netbacks** (NRI > 79%)
- ✓ **Low D&C Cost Inventory**
- ✓ **Low Breakeven Costs**

3 | Ring Energy, Inc. | Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI

Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI Q3 Performance versus Guidance 4 1. Adjusted Free Cash Flow is a Non-GAAP financial measures. See Appendix for reconciliation to GAAP measures. ✓FY 2025 Guidance update • Reaffirmed production and capex guidance for the remainder of 2025 • Slight adjustment to lower LOE for the second half of 2025 ✓Disciplined capital program • $24.6 million in capital expenditures (below the mid-point of guidance) • Drilled and completed 5 wells (4 horizontal and 1 vertical) ✓Continued Adjusted Free Cash Flow1 generation • Remained cash flow positive for the 24th consecutive quarter ($13.9 million Adjusted Free Cash Flow1) • Paid down $20 million of debt ($2 million above guidance) • Increased liquidity to $157.3 million ✓Strong operational execution despite market volatility • 13,332 barrels of oil sold per day (near the mid-point of guidance) • 20,789 barrels of oil equivalent sold per day (above the mid-point of guidance) • Ongoing reductions result in LOE of $10.73 per Boe (2% better than the recently improved guidance)

Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI Oil Sales Bo Total Sales Boe Realized $/Boe Adjusted EBITDA1 CapEx L i Lifting Costs All-in Cash Operating Costs2 Adjusted Free Cash Flow1 Debt Balance Leverage Ratio3 Q3 2025 Q3 2025 Q3 2025 Q3 2025 Q3 2025 Q3 2025 Q3 2025 Q3 2025 Q3 2025 Q3 2025 13,332 20,789 $41.10 $47.7 $24.6 $10.73 $22.35 $13.9 $428 2.10x Bo/d Boe/d 64% Oil Per Boe Million Million 52% Reinvestment Rate Per Boe Per Boe Million Million Ratio -8% -2% -4% -7% 46% 3% 4% -44% -4% 2% Q2 2025 Q2 2025 Q2 2025 Q2 2025 Q2 2025 Q2 2025 Q2 2025 Q2 2025 Q2 2025 Q2 2025 14,511 21,295 $42.63 $51.5 $16.8 $10.45 $21.51 $24.8 $448 2.05x Bo/d Boe/d 68% Oil Per Boe Million Million 33% Reinvestment Rate Per Boe Per Boe Million Million Ratio Q3 2025 Scorecard 5 Focused on Debt paydown ($20MM paid in Q3); Lime Rock acquisition closed end of Q1 2025 1. Adjusted EBITDA and Adjusted Free Cash Flow are Non-GAAP financial measures. See Appendix for reconciliation to GAAP measures. 2. Total Operating costs is defined as all “cash” costs including LOE, cash G&A, interest expense, workovers and other operating expenses, production taxes and gathering/transportation costs on a $ per Boe basis. 3. Leverage Ratio see appendix. Company Record

Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI Improving Portfolio Led to Strength and Flexibility 6 Despite Lower Oil & Realized Product Prices- Proven Strategy Demonstrates Resilience and Enhanced FCF See footnote on slide 7 for details about 2025 full-year estimates (“2025E”) 18.1 19.6 20.1 16 18 20 2023 2024 2025E Sales MBoe/d 0 100 200 300 400 2023 2024 2025E Locations2 130 134 145 100 120 140 160 2023 2024 2025E Proved Reserves1 MMBoe $23.46 $23.04 $22.65 $20 $22 $24 2023 2024 2025E All-in-Cash Costs4 $/Boe $152 $152 $97 $0 $100 $200 2023 2024 2025E Capex $MM ✓Operational Excellence✓Add Size & Scale ✓ Generate Cash Flow $45 $44 $55 $40 $45 $50 $55 2023 2024 2025E Adjusted FCF4 $MM Commodity Prices $76 $75 $64 $50 $60 $70 $80 2023 2024 2025E Oil Realized $ per Bbl $55 $51 $43 $30 $40 $50 $60 2023 2024 2025E Realized $ per Boe $175 $217 $157 $0 $100 $200 2023 2024 2025 Q3 Liquidity5 $MM $385 $200 $300 $400 2023 2024 2025E YE Debt $MM LRR Acq 300+ 350+ 400+ ✓Balance Sheet & Liquidity64% 65% 49% Reinvestment Rate3 $425 ~$420 1. 2023 & 2024 SEC Proved Reserves as of year-end utilizing SEC prices as documented in 10-K filings. 2025 Proved Reserves based on internal estimates, including Lime Rock Acquisition. 2. Includes all acreage and identified new drill locations as of year-end 2024 operated and non-operated across 1P, 2P and 3P reserve categories. 3. Reinvestment rate expressed as percentage of Adjusted EBITDA. 4. See Appendix for disclaimers regarding non-GAAP financial measures. 5. Liquidity is defined as cash and cash equivalents plus available borrowings under Ring’s credit agreement.

Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI FY 2025E WTI $0 $20 $40 $60 $80 $100 $55 $60 $65 $70 $75 A F C F $ M M 13.3 13.3 13.1 13.2 13.3 13.4 13.5 2024 2025E Oil Sales FY’25E Mid-point ~13,300 Bo/d FY 2026E Focused on Maximizing FCF in 2025 & Beyond 7 Outlook – High Margin, Low Decline, High Netback Assets Drive Success Through Volatile Oil Prices 1. Estimated AFCF is based on actuals in Jan-Sept. 2025 and projections of internal management financial model assumes mid point of guidance for Net Sales production & capex with adjustable oil price as of Nov. 2025, gas HH strip price 11/3/2025 and NGL realizations of ~13% of WTI oil price. 2. Estimated AFCF yield is based on assumptions above for AFCF and Ring’s stock price and market capitalization as 11/05/2025. $152 $97 $75 $100 $125 $150 C a p e x R a n g e M il li o n s 2025E 16% 18% 27% 28% 29% 31% 32% 0% 10% 20% 30% 40% 50% $0 $20 $40 $60 $80 $100 2023 2024 $55 $60 $65 $70 $75 A F C F Y ie ld % A F C F $ M M Pursue Operational Excellence & Building Scale Maximizing 2025E AFCF1,2 AFCF Outlook for 2026E1 Maintaining Production & Capex Spend YoY Disciplined Capital Investment ’25E Capital Projects: ~ 18 -19 New Drills ~30-40 Recompl/CTRs FY Sales ‘26E ~ 20K Boe/d (66% oil) FY Capex ‘26E ~$110 Million 2024 Total Sales FY’25E Mid-point ~20,100 Boe/d 19.6 20.1 16 18 20 22 2024 2025E Up ~2% 3. Outlook 2026E, based on internal management financial model, including referenced above ‘26E for production & capex. YoY Down ~36% WTI

Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI D&C, Infrastructure & CTR 60% Recompl & Workovers 33% Land & Leasing 5% Facilities & ESG 2% Sales Volumes Q3 2025 Q3 2025 % Q4 2025 FY 2025 Guidance Actuals Difference Guidance Guidance Total Oil (Bo/d) 12,850 – 13,850 12,700 – 13,600 13,100 – 13,500 Mid Point (Bo/d) 13,350 13,332 0% ~13,150 ~13,300 Total (Boe/d) 19,200 – 21,200 19,100 – 20,700 19,800 – 20,400 Mid Point (Boe/d) 20,200 20,789 3% ~19,900 ~20,100 - Oil (%) 66% 64% 66% 66% - NGLs (%) 18% 20% 18% 18% - Gas (%) 16% 16% 16% 16% Capital Program Capital1 ($MM) $23 – $31 $18 – $28 $92 – $102 Mid Point ($MM) $27 $24.6 -9% ~$23 ~$97 Operating Expenses LOE (per Boe) $11.00 – $12.00 $10.75 – $11.75 $10.95 – $11.25 Mid Point (per Boe) $11.50 $10.73 -7% ~$11.25 ~$11.10 Updated Guidance 8 1. In addition to Company-directed drilling and completion activities, the capital spending outlook includes funds for targeted well recompletions, capital workovers, infrastructure upgrades, and well reactivations. Also included is anticipated spending for leasing acreage; and non-operated drilling, completion, capital workovers, and facility improvements. 2. All guidance capex numbers in 2025 are mid-points. FY 2025 CAPEX Allocation $97 million Mid Point $152 $154 $97 $0 $30 $60 $90 $120 $150 FY 2024 Original Guidance FY 2025 Updated Guidance FY 2025 Total Capex Comparison $MM2

Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI 18.7 11.1 0.0 5.0 10.0 15.0 20.0 REI Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Median Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 68% 46% 0% 20% 40% 60% 80% 100% Peer 1 Peer 2 Peer 3 REI Peer 4 Median Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 20% 22% 25% 29% 30% 33% 34% 34% 35% 36% 37% 0% 5% 10% 15% 20% 25% 30% 35% 40% Peer 1 Ring Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Distinguishing Attributes: What Makes Ring Different? 9 Netbacks: NRI % 1. Source: Enverus as of Feb 2025, using ENVERUS base decline model function. The declines are all yearly declines using Aug/Sep/Oct 2024 as starting period for each company selected (by any size). Includes: Civitas, Devon, Diamondback, Mach Natural Resources, Magnolia, Ovintiv, Permian Resources, Riley Permian, SM Energy (Midland) and Vital Energy. 2. Ring Energy decline is Pro Forma internal management estimates for PDP Ring legacy and the acquisition of Lime Rock’s CBP assets. Differentiated Approach by Applying Unconventional Technology and Thinking to Conventional Permian Assets PDP Decline1: 2024E PDP Base Decline % Reserve Life2,3: YE 2024 SEC Proved Reserves / FY’24 Annualized Prod. % Oil2,3: FY’24 Oil Sales Production Median 33% ✓ Ring Conventional Assets Characteristics: Shallow Base Decline, High Netbacks (NRI> 79%), Long Life Wells (> 35 years) and Highly Oil Weighted 3. Peers based on similar size sub $2B market cap and/or other similar companies that have Permian assets: Amplify Energy, Berry Corporation, Crescent Energy, HighPeak Energy, Mach Natural Resources, Permian Resources, Riley Permian, Vital Energy, TXO Partners and W&T Offshore. 4. Source information for data obtained from Peer Reports and Capital IQ and Factset as of 03/13/2025. 2

Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI $ 6 .4 8 $ 6 .9 8 $ 7 .3 2 $ 1 5 .3 0 $ 1 7 .6 3 $ 1 9 .1 2 $ 2 0 .6 2 $ 2 2 .6 1 $ 2 3 .1 3 $ 2 3 .5 0 $ 2 3 .8 2 $ 2 6 .8 6 $35.17 $41.76 $40.03 $30.26 $36.62 $38.85 $37.56 $38.85 $46.11 $64.35 $37.53 $44.28 $0 $10 $20 $30 $40 $50 $60 $70 Peer 11Peer 10Peer 9Peer 8Peer 7MedianPeer 6Peer 5REIPeer 3Peer 2Peer 1 Cash Operating Margin Realized Pricing Distinguishing Attributes: High Operating Margins 10 Ring’s Conventional Assets with High Netbacks Drive Strong Cash Operating Margins 1. Peers include Amplify Energy, Baytex, Berry Corporation, Civitas, Crescent Energy, Mach Natural Resources, Riley Permian, TXO Partners, Vital Energy and W&T Offshore. 2. Source information for data obtained from Peer Reports and Capital IQ and Factset as of 8/1/2025. 3. Cash Operating Margins is defined as revenues (excluding hedges) less LOE, cash G&A (excluding share-based compensation), interest expense, workovers, operating expenses, production taxes, ad valorem taxes and gathering/transportation costs. 2Q 2025 TTM Cash Operating Margin and Realized Pricing ($/Boe) Operational Excellence and Cost Control Drive Profitability • High oil weighting of 64% (84% liquids) contributes to high realized pricing per Boe • Low cash operating costs and maintaining cost discipline drive margin expansion • Generating ~$23 per Boe in margin TTM demonstrates strength of long-life asset base • Strong cash operating margins allow the Company to withstand volatile commodity price swings • Robust margins lead to increased cash flow, debt reduction and stronger returns “ Improving operational margins leads to higher returns...pursuing strategic acquisitions of high margin assets leads to sustainable higher returns “ - Paul McKinney

Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI 0.0184 0.0186 0.000 0.002 0.004 0.006 0.008 0.010 0.012 0.014 0.016 0.018 0.020 2024 Q2 + Q3 2025 Q2 + Q3 Enhanced Value for Stockholders 11 Strong Performance since closing Lime Rock acquisition has Led to Improved Metrics and AFCF 1. See Appendix for calculation of All-in Cash Operating Costs and Adjusted Free Cash Flow. Production/Share Boe/Share All-in-Cash Operating Costs1 $/Boe Adjusted Free Cash Flow1 $/Boe $22.60 $21.92 $0 $5 $10 $15 $20 $25 2024 Q2 + Q3 2025 Q2 + Q3 $6.40 $10.03 $0 $5 $10 2024 Q2 + Q3 2025 Q2 + Q3 Down 3% Up 57% Post Lime Rock Acquisition Post Lime Rock Acquisition Post Lime Rock Acquisition

Track Record of Strategic Consolidation

Four Acquisitions Since 2019 Increases Net Production by >3.0x

Acquisition Track Record

- Ring's pursuit of accretive, **balance sheet enhancing acquisitions** is a key component of our future growth
- **M&A wave of conventional Permian assets** from majors, large independents, private equity-backed operators and private family-owned companies
- **Limited buyer competition** from public companies **uniquely positions Ring** as a consolidator for future acquisitions
- **Experienced management team** with shared vision and **positioned to capitalize** on attractive M&A opportunities
- Track record of disciplined M&A, which has allowed Ring to acquire **undeveloped locations at a minimal acreage cost since** proved developed value of reserves has underpinned purchase price for the past four acquisitions



~20,000
6,100
2018A Daily Production (Boe/d)
Wishbone
Stronghold
Founders
Lime Rock
2H 2025E Daily Production (Boe/d)

Year Completed	Wishbone (2019)	Stronghold (2022)	Founders (2023)	Lime Rock (2025)	Total Acquired
Acquisition Price ($MM)	$300	$465	$75	$100	**$940**
Consideration Mix (% Cash / % Stock)	90% / 10%	51% / 49%	100% / 0%	90% / 10%	**64% / 36%**
Acquired Net Acreage	~38,000	~37,000	~3,600	~17,700	**~96,300**
Number of New Drill Locations[1]	>190 (Hz)	>280 (Vt)	>50 (Vt)	>40 (Hz)	**>560**



Legend
Ring Energy Legacy
Lime Rock Resources
Founders Oil & Gas
Stronghold Energy Operating
Wishbone Energy Partners
Yoakum
Lea
Gaines
Andrews
Winkler
Ector
Ward
Crane

Acreage includes operated and Non-Operated WI

Note: See Appendix for disclaimers regarding non-GAAP measures and footnotes

1. Includes all locations operated and non-operated "PUD" reserve categories and 2P / 3P locations at the time of the acquisition.

12 | Ring Energy, Inc. | Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI

Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI G ro ss P ro d u c ti o n (2 -S tr e a m M b o e /d ) Permian Basin – Conventional Opportunities 13 Focused on Consolidating Conventional Assets in the Central Basin Platform & Northwest Shelf Source: Enverus, Companies include Basin O&G, Blackbeard Operating, Burk Royalty, ConocoPhillips, Crescent Energy, Elevation Resources, Formentera Partners, Hilcorp, Kinder Morgan, OXY, Riley Petroleum, Ring Energy, Diversified Energy, Mach Natural Resources and Scout 101 50 26 26 22 21 21 14 9 9 8 7 6 6 6 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 Delaware Basin CBP NWS Eastern Shelf Midland Basin Publics Privates REI CBP/NWS Publics CBP/NWS Privates The Prize in CBP & NWS (Texas Only) is… ~ 400,000 Boepd (G) 82% Oil (TTM Aug.’25) % Oil 80% 68% 78% 80% 85% 78% 86% 59% 91% 64% 91% 71% 50% 82% 77% Acquire accretive, balance sheet enhancing CBP & NWS assets ✓ CBP & NWS remain the “shale era” underexplored opportunity in the Permian Basin ✓ Conventional opportunities are the focus of Ring Energy’s deep bench of technical talent ✓ Ring has a proven track record of generating superior returns by applying new drilling and completion technologies to overlooked conventional zones ✓ M&A wave of conventional targets continues with divestitures from majors and large independents ✓ Lower cost, shallower decline, and less public E&P competition sets the stage for accretive acquisitions ✓ We view CBP & NWS assets as targets for growth

Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI $0.95 $2.49 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $450 $550 $650 $750 $850 $950 $1,050 APA Divestiture MNR Acquisition REI @ 10/31/2025 REI @ AVG Prod Mult R E I S h a re P ri ce ( $ /s h a re ) E n te rp ri se V a lu e ( $ M M ) Share Price ($/sh) Ring Trading at Discount Compared to Recent Transactions 14 REI Suggested Valuation Using APA Divestiture and MNR Acquisition Valuation Metrics for CBP & NWS Assets 1. APA Corp press release on September 10, 2024, asset sale of non-core properties in Permian Basin. 2. Source Enverus as of 11/5/2024 for APA and Enverus as of 8/2/2025 for MNR. 3. Field Level Margin $ per Boe is calculated as realized $ per Boe minus LOE, GP&T, operating lease exp., severance and ad valorem taxes. 4. Ring Energy decline is Pro Forma internal management estimates for PDP Ring legacy and the acquisition of Lime Rock’s CBP assets. 5. MNR press release on July 10, 2025, transformative acquisition in Permian Basin. Public and Private Buyers Paying Higher Valuation Multiples for Conventional Permian Assets $950MM $624MM $943MM APA Non-Core asset divestiture in CBP & NWS REI trading share price and EV as of October 31, 2025 REI indicative trading share price and EV using APA & MNR Valuation Metrics $500MM MNR Transformative Permian Acquisition Asset Metrics Comparison REI APA Divestiture1,2 MNR Acquisition2,5 Q3 25 Net Production (Boe/d) 20,789 21,000 11,000 % Oil 64% 57% 98% YTD 2025 Field Level Margin3 ($/Boe) >$29 < REI < REI 2024 PDP4 Decline % 22% 7% 8% Q3 2025 LOE ($/Boe) $10.73 > REI > REI CO2 Operations NO YES NO Operated Well Count (G) ~1,041 ~5,100+ ~4,600+ MNR Permian Acquisition5 Date Announced 7/10/2025 Sale Price ($MM) $500 Net Production (Boe/d) 11,000 $ per Boe/d $45,455 APA Permian Divestiture1 Date Announced 9/10/2024 Sale Price ($MM) $950 Net Production (Boe/d) 21,000 $ per Boe/d $45,238 Current REI Valuation3 10/31/2025 Share Price $0.95 Shares Outstanding (MM) ~207 Equity Value ($MM) $196 Debt Outstanding Q325 $428 Enterprise Value ($MM) $624 Q3 25 Net Production (Boe/d) 20,789 $ per Boe/d $30,016 REI at APA & MNR Valuation Metrics Avg APA/MNR $ per Boe/d $45,347 EV ($MM) @ Avg Prod Metric $943 Equity Value ($MM) $515 Share Price ($) $2.49

Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI REI Historical Price Performance1 Price Performance Since January 1, 2021 1. Sources Factset as of 11/5/202515 6.5 MM warrants exercised Stronghold Acquisition Announcement Founders Acquisition Announcement Warburg Pincus sells down 6.2 MM shares Warburg Pincus sells down 2.5 MM shares 8-K disclosing Warburg is out 3.0 MM warrants excercised 4.5 MM warrants excercised 14.5 MM warrants excercised Warburg Pincus sells down 12.6 MM shares Warburg Pincus sells down 4.4 MM shares Warburg Pincus sells down 6.6 MM shares Warburg Pincus sells down 6 MM shares Warburg Pincus owns 5.5MM shares (2.65%) $0 $20 $40 $60 $80 $100 $120 $0 $1 $2 $3 $4 $5 $6 Jan 21 Apr 21 Jul 21 Oct 21 Jan 22 Apr 22 Jul 22 Oct 22 Jan 23 Apr 23 Jul 23 Oct 23 Jan 24 Apr 24 Jul 24 Oct 24 Jan 25 Apr 25 Jul 25 Oct 25 Quarterly Filing Date Ring Energy, Inc. ($/share) - Left WTI Crude Oil ($/bbl) - Right

Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI Robust Value Proposition Through Commodity Price Cycles 16 2025 and Beyond Target leverage ratio below 1.0x and position Ring to return capital to stockholders Remaining focused on maximizing FCF generation to strengthen the balance sheet Strong Cash Operating margins help deliver superior results & helps manage risk in market downturns Disciplined capital program retains flexibility to respond to changing market conditions, delivering competitive returns Pursuing accretive, balance sheet enhancing acquisitions to increase scale, lower break-even costs, build inventory and accelerate ability to pay down debt

www.ringenergy.com | NYSE American: REI Q3 EARNINGS & UPDATED GUIDANCE | NOVEMBER 7, 2025 FINANCIAL OVERVIEW

Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI 1.59x 1.66x 1.90x 2.05x Historical Metrics 18 Quarterly Analysis of AFCF1 1. Adjusted EBITDA, Adjusted Free Cash Flow ("AFCF"), and Leverage Ratio are Non-GAAP financial measures. See Appendix and prior releases for reconciliation to GAAP measures. 2. Net Interest Expense included in table is interest expense net of interest income and excludes deferred financing costs amortization. Leverage Ratio (LTM)1 Disciplined and Efficient Capital Spending Focused on Sustainably Generating AFCF Enhances Our Unrelenting Goal to Strengthen the Balance Sheet 2.10x $54.0 $50.9 $46.4 $51.5 $47.7 -$42.7 -$37.6 -$32.5 -$16.8 -$24.6 -$9.4 -$8.7 -$8.2 -$9.9 -$9.3 $1.9 $4.7 $5.8 $24.8 $13.9 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Adj EBITDA $MM CapEx $MM Net Interest Exp $MM Adj Free Cash Flow $MM Realized $/Boe $48.24 $46.14 $47.78 $42.63 $41.10 1 12

Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI Reducing Debt & Increasing Liquidity 19 Disciplined Capital Spending & Sustainably Generating AFCF 1. Paydown of $19 million is net of the $50 million that was borrowed to fund the Founders Acquisition. 2. Liquidity is defined as cash and cash equivalents plus available borrowings under Ring’s credit agreement. RBL Balance & Adjusted Debt Paydown1 ($ Million) Liquidity2 ($ Million) $19 $3 $3 $15 $15 $7 -$75 $12 $20 -$80 -$60 -$40 -$20 $0 $20 $40 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 $171 $175 $179 $194 $208 $217 $141 $137 $157 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 $220 $240 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Founders Acquisition1 Founders Acquisition Founders Acquisition final deferred payment FY Adv tax payment and other one-time cash items $428 $385 $460 $428 $250 $300 $350 $400 $450 $500 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Adjusted Debt Paydown ($MM) RBL Balance ($MM) Lime Rock Acquisition Lime Rock Acquisition $32 million paid down since Lime Rock acquisition RBL reduced from $600MM to $585MM in Q2 2025

Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI Competitive Value for Stockholders 20 Track Record of 3 Consecutive Years of Corporate Returns Above 15% Despite Drop in Commodity Prices 1. The Company defines “CROCE” as Adjusted Cash Flow from Operations divided by average debt and shareholder equity for the period. 20.7% 17.2% 15.9% 2022 2023 2024 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% Cash Return on Capital Employed1 (CROCE) % Strong CROCE % • Disciplined and successful capital program driving returns • Shallow decline production base contributes to higher returns • High quality inventory together with operating proficiency and efficient execution on capital program led to increased profitability • Multiple asset core areas in NWS & CBP with existing infrastructure provide diverse inventory of high return, low cost horizontals and verticals providing flexibility to react to volatile market conditions and ability to maximize AFCF generation 2022 – ‘24 CROCE Avg of 17.9% $76.95 $54.60 $50.94 $94.90 $77.58 $76.63 $50.00 $60.00 $70.00 $80.00 $90.00 $100.00 2022 2023 2024 Avg Realized $/Boe Avg WTI Price $/Bbl Avg WTI $/Bbl & Avg Realized $/Boe

www.ringenergy.com | NYSE American: REI Q3 EARNINGS & UPDATED GUIDANCE | NOVEMBER 7, 2025 ASSET OVERVIEW

Committed to Sustainable Success

RING ENERGY

2024 Sustainability Report

Download Report PDF


RING
SUSTAINABILITY
REPORT


ENVIRONMENTAL
S
E
ESG
SOCIAL
GOVERNANCE
G

Progressing our ESG Journey

- Created **ESG Task Force** and established **Target Zero 365 (TZ-365)** Safety & Environmental Initiative in 2021 to monitor and guide the Company's adherence to ESG standards.
  - Designed to protect the workforce, environment, communities and financial sustainability.
  - Focused on **Safety-first** environment and achieving high percentage of **Target Zero Days.**
- 2024 YoY reduction of **methane emissions by ~25%**
- 2025 Continued focus on improving internal processes and **minimizing environmental impact**.
  - Completed implementation of **contractor management** program and initiated **contractor orientation** process to support and ensure safe work practices within our contract work force.
  - Initiated implementation of **enhanced facility maintenance program** to proactively eliminate leaks and spills.
- 2025 Capital Program includes **Emission Reduction** plans with:
  - Continued upgrades of **Tank Vent Control Systems** including **High and Low pressure Flares.**
  - Continued upgrades of vessel controls to **eliminate pneumatic devices** and/or **convert to non-vent controls**.
  - Migrated **Leak Detection and Repair** program in-house to increase quality and reduce costs.

A Target Zero Day
is a Day that Results in:

- Zero Company or Contractor OSHA Recordable Injury, and
- Zero Agency Reportable Spill or Release as Defined by TRRC, EPA, TCEQ, etc., and
- Zero Preventable Vehicle Incidents, and
- Zero H2S Alarms of 10PPM or Greater

22 Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI

Proved Reserves[1] and Inventory

REI Legacy
SEC YE 2024, excl. LRR

Reserves by Category (%)



~134
MMBoe
31%
69%

PD ~93 MMBoe | PUD ~42 MMBoe

Organic Reserve Replacement in 2024

Increased Proved Reserves 3%
Increased PD Reserves 5%

Reserves by PV-10[2] ($MM)



$1,463
MM
23%
77%

PD $1,130 MM | PUD $333 MM

Replaced Production and Divested Volumes

7.2MM BOE Produced
1.2MM BOE Divested

Reserves by Product (%)



~134
MMBoe
21%
19%
60%

Oil | Gas | NGL

16MM BOE of Extensions

3.3x previous year extensions of 4.8MM BOE

Locations by Area[3]



NWS
CBP-N
Penwell
CBP-S

210+ PUDs, 220+ PDNPs

Maintained YoY PUD count at 210+ without acquisition

Replaced the 44 wells that were drilled in 2024

LRR Acquisition[4]



~12
MMBoe
25%
75%

PD ~9 MMBoe | PUD ~3 MMBoe



$160
MM
21%
79%

PD $127MM | PUD $33MM



~12
MMBoe
17%
13%
71%

Oil | Gas | NGL



CBP-N

16 PUDs

1. Reserves as of Dec 31, 2024 utilizing SEC prices, YE24 SEC Pricing Oil $71.96 per bbl Gas $2.130 per Mcf.
2. PV-10 is a Non-GAAP financial measure. See Appendix for reconciliation to GAAP measure.
3. Includes all locations operated and non-operated across "PDNP" and "PUD" reserve categories and project types.
4. LRR Acquisition utilizing SEC prices for TTM ended March 31, 2025, Oil $71.00 per bbl Gas $2.44 per Mcf.

23 Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI

Assets Overview

Deep Inventory of High-Return Drilling and Re-Completion Locations

Select Recent New Drill Vertical Well Results - Central Basin Platform

	Geological Region	Area	Well Name	Peak IP 30 / 60 (Boepd)	Oil (%)	WI (%)
2024	CBP	PJ Lea	PJ Lea #4008M[1,2]	210	81%	100%
	CBP	PJ Lea	PJ Lea #3909M[1,2]	287	81%	100%
	CBP	PJ Lea	PJ Lea 4703M[1,2]	224	77%	100%
	CBP	Penwell	Scharbauer C NW #103[1,2]	342	76%	100%
	CBP	Penwell	Millard E 105[1,2]	236	80%	100%
	CBP	Penwell	Scharbauer C 103[1,2]	273	86%	100%
2025	CBP	PJ Lea	PJ Lea #4704M[1,2]	342	78%	100%
	CBP	PJ Lea	LEA, P.J. ETAL 3913M[1,2]	275	82%	100%
	CBP	Penwell	Millard D 103[1,2]	338	74%	100%
	CBP	Penwell	Millard D 106[1,2]	351	74%	100%
	CBP	Penwell	Scharbauer C 302[1,2]	267	86%	100%

Select Recent Re-Completion Well Results - Central Basin Platform

	Geological Region	Area	Well Name	Peak IP 60 (Boepd)	Oil (%)	WI (%)
2024	CBP	Henderson	Henderson M F 05603G [1,2]	211	86%	100%
	CBP	Henderson	Henderson M F 190[1,3]	172	88%	100%



Basin
Northwest Shelf
Delaware
CBP
Midland
YOAKUM
TERRY
GAINES
ANDREWS
LOVING
WINKLER
ECTOR
WARD
UPTON
CRANE
Ring Acreage
Includes operated & NonOP

Select Recent New Drill Horizontal Well Results - Northwest Shelf

	Geological Region	Area	Well Name	Peak IP 30 / 60 (Boepd)	Oil (%)	Lateral Length (ft)	WI (%)
2024	NWS	Platang	Matador 646 B #4H[2]	450	90%	5048	100%
	NWS	Platang	Matador 646 C #2H[2]	326	91%	5064	100%
	NWS	Platang	Cougar 726 2H[2]	334	85%	5076	100%
2025	NWS	Platang	Red Raider 663 5H[2]	574	88%	5053	75%
	NWS	Platang	Red Raider 663 A 6H[2]	541	89%	5043	75%
	NWS	Platang	Red Raider 663 B 7H[2]	554	89%	5059	75%
	NWS	Platang	Red Raider 663 C 8H[2]	678	88%	6402	75%

Select Recent New Drill Horizontal Well Results - Central Basin Platform

	Geological Region	Area	Well Name	Peak IP 30 / 60 (Boepd)	Oil (%)	Lateral Length (ft)	WI (%)
2024	CBP	Shafter Lake	University Block 14 Cons. #2401H[2]	336	95%	5056	100%
	CBP	Shafter Lake	University 14S #1402H[2]	411	97%	5074	100%
	CBP	Shafter Lake	Homer 1H[2]	313	93%	5039	100%
	CBP	Shafter Lake	Savage 1H[2]	428	97%	4998	100%
	CBP	Shafter Lake	Harmonia 1H[2]	263	97%	5039	100%

1. Vertical completion no lateral length noted.
2. Peak IP 60 (Boepd) based on best rolling 60-day average.
3. Peak IP 30 (Boepd) based on best continuous rolling 30-day average, due to lack of 60 day production data.
4. Peak IP 15 (Boepd) based on best continuous rolling 15-day average, due to lack of 60 day production data.

24 Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI

Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI LRR Acquisition Expands Legacy High-Return Area 25 Continuing Our Transformation to a Scaled Conventional Permian Operator 1. Source: Lime Rock Preliminary Settlement Statement. 2. Adjusted EBITDA, and Adjusted Free Cash Flow are Non-GAAP financial measures. See Appendix for definition of Non-GAAP measures. 3. Includes all locations operated and non-operated across “PDNP” and “PUD” reserve categories and 2P/3P locations. Asset Overview ✓ Closed on March 31, 2025 ✓ ~19,250 gross / 17,700 net acres (100% HBP) mostly contiguous to Ring’s existing footprint ✓ ~2,300 Boe/d (>75% Oil)1 average Q1’25 net production ✓ Shallow PDP NTM decline at 13% ✓ ~$121mm of oil-weighted PD PV-10 at YE’24 SEC pricing ✓ ~$31mm Q1’25 LTM Adj. EBITDA1,2 generated with no drilling capital by prior operator ✓ >40 gross drilling locations3 weighted to San Andres that immediately compete for capital ✓ Q1’25 Adj EBITDA3 margin of 59% and <$40/bbl breakeven on San Andres inventory ✓ Low total well count with minimal P&A liability ✓ Exposure to emerging plays (Barnett & Woodford Shale) ✓ Robust SWD capacity Transaction Summary ($MM) ✓ Bolt-on acquisition of Lime Rock’s Shafter Lake and Midland Farms assets in Andrews County ✓ $100mm purchase price ✓ Effective October 1, 2024 ✓ 6-mo Purchase price adjustment ~$13mm Legend Ring Energy Leasehold Lime Rock Resources Strategic Fit Midland Farms Shafter Lake ~100 active producing wells $0 $25 $50 $75 $100 Deferred Payment REI Stock Eff Date (Purchase $ Adj) Cash Due @ Close 68% 13% 9% 10%

Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI 0 1,000 2,000 3,000 4,000 Sep-23 Sep-24 Impact of Founders Acquisition 26 Performance Exceeded Initial Expectations 1. 3-stream net production 2. 2-stream gross production as reported to Texas RRC 3. CGA Proved reserves for Penwell Field $0.0 $1.0 $2.0 $3.0 Founders 2022- 23 REI 2024 Sept. 2023 Sept 2024 Boe 1,887 2,654 41% 1,497 1,821 22% Lift Cost $/ $14.84 -17% ( YE 2023 Q3 2024 7.9 8.0 1% 0.9 4.2 5.3 26% 0 12 ~50 ~50 Reduced Capex by 28% Founders Acquisition $75MM REI Net Prod. (MBoe/d) 1 REI Net Debt $MM 16.0 17.0 18.0 19.0 20.0 21.0 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 $350 $375 $400 $425 $450 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Production (G) Boe/d 2 LOE $/Boe D&C $MM 90 Day Cum MBoe 2 Proved Reserves MMBoe 3 Close date Aug 15, 2023 $0 $25 $50 $75 $100 Cash Due @ Close Eff date (Post Adj Close) Deferred Payment 67% cash 18% adjust 15% @ month 4 17.3 REI Standalone REI Pro Forma 20.1 16% growth to PF company REI Standalone $397 $392 Net Debt reduced over 5 qtrs $0 $5 $10 $15 $20 $25 Q4 2023 FY 2024 Reduced LOE by 20% Founders Penwell Asset in Ector County – Post Closing Performance REI Pro Forma – Post Closing Performance Increased Gross Prod by 38% 0.0 5.0 10.0 15.0 YE 23 YE 24 Increased 1P Reserves by 46% 0 5 10 15 20 25 Pre 2023 Post 2023 Increased Performance by 24% REI Pro Forma

San Andres Horizontal Play Characteristics

Proven, Conventional, Top Tier Returns

	San Andres Hz	Delaware Hz	Midland Hz
High ROR Oil Play	✓	✓	✓
Low D&C Costs	✓		
Lower 1st Year Decline	✓		
Low Lease Acquisition Cost	✓		
Long life wells	✓		
Oil IPs >750 Bbl/d		✓	✓
Multiple Benches		✓	✓
> 85% Oil	✓		
$30-35/Bbl D&C Break-even[2]	✓		

- Permian Basin has produced >30 BBbl
  - San Andres accounts for ~40%
- Low D&C costs[1] $2.2 - $3.3 MM per Hz well
- Vertical depth of ~5,000′
- Typical oil column of 200′ - 300′
- Life >35+ years
- Initial peak oil rates of 300 - 700 Bbl/d
- Higher primary recovery than shales
- Potential for waterflood and CO_2 flood

1. D&C capex range is for CBP & NWS 1.0 & 1.5 mile laterals in 2024.
2. Break-even costs is for core inventory in NWS & CBP horizontal asset areas. The range in break-even based on YTD capex spend and depends on lateral length, asset area, completion and artificial lift type.

27 Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI

Vertical Multi-Stacked Pay Characteristics

Proven, Conventional, Top Tier Returns

	CBP Vt Stack & Frac	Delaware Hz	Midland Hz
High ROR Oil Play	✔	✔	✔
Low D&C Costs	✔		
Lower 1st Year Decline	✔		
Low Lease Acquisition Cost	✔		
Long life wells	✔		
Oil IPs >750 Bbl/d		✔	✔
Multiple Benches	✔	✔	✔
High NRI's	✔		
$35-$40/Bbl D&C Break-even[2]	✔		

- Central Basin Platform has produced >15 BBboe
  - Vertical multi-stage fracs targeting legacy reservoirs that have been productive throughout the basin (Clearfork to Wolfcamp)
- Low D&C costs[1] $1.0 - $1.8 MM per well
- Targeted Vertical completion depths of ~4,000-7,000'
- Typical oil column of 1,000-1,500'
- Life >30+ years
- Initial peak oil rates of 150 - 400 Bbl/d
- Higher primary recovery than shales
- Potential for waterflood and CO_2 flood

1. D&C capex range for verticals include all CBP-S inventory.
2. Break-even costs is for core inventory in NWS & CBP horizontal asset areas. The range in break-even based on YTD capex spend and depends on lateral length, asset area, completion and artificial lift type.

28 Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI

www.ringenergy.com www.ringenergy.com Q3 EARNINGS & UPDATED GUIDANCE | NOVEMBER 7, 2025 THANK YOU Company Contact Al Petrie (281) 975-2146 apetrie@ringenergy.com Wes Harris (281) 975-2146 wharris@ringenergy.com Analyst Coverage Tuohy Bothers Investment Noel Parks (215) 913-7320 nparks@tuohybrothers.com Water Tower Research Jeff Robertson (469) 343-9962 jeff@watertowerresearch.com Ring Headquarters 1725 Hughes Landing Blvd Ste 900 The Woodlands, TX 77830 Phone: 281-397-3699 Alliance Global Partners (AGP) Poe Fratt (314) 719-6084 pfratt@allianceg.com

www.ringenergy.com | NYSE American: REI Q3 EARNINGS & UPDATED GUIDANCE | NOVEMBER 7, 2025 APPENDIX

Financial Overview

RING ENERGY

Derivative Summary as of September 30, 2025

Oil Hedges (WTI)

	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Q4 2026	Q1 2027	Q2 2027	Q3 2027
Swaps:								
Hedged volume (Bbl)	241,755	608,350	577,101	171,400	529,000	509,500	492,000	432,000
Weighted average swap price	$ 65.56	$ 67.95	$ 66.50	$ 62.26	$ 65.34	$ 62.82	$ 60.45	$ 61.80
Two-way collars:								
Hedged volume (Bbl)	404,800	—	—	379,685.00	—	—	—	—
Weighted average put price	$ 60.00	$ —	$ —	$ 60.00	$ —	$ —	$ —	$ —
Weighted average call price	$ 75.68	$ —	$ —	$ 72.50	$ —	$ —	$ —	$ —

Oil Hedges (basis differential)

	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Q4 2026	Q1 2027	Q2 2027	Q3 2027
Argus basis swaps:								
Hedged volume (Bbl)	183,000	—	—	—	—	—	—	—
Weighted average spread price [(1)]	$ 1.00	$ —	$ —	$ —	$ —	$ —	$ —	$ —

(1) The oil basis swap hedges are calculated as the fixed price (weighted average spread price above) less the difference between WTI Midland and WTI Cushing, in the issue of Argus Americas Crude.

Gas Hedges (Henry Hub)

	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Q4 2026	Q1 2027	Q2 2027	Q3 2027
NYMEX Swaps:								
Hedged volume (MMBtu)	84,300	140,600	662,300	121,400	613,300	—	—	612,000
Weighted average swap price	$ 4.25	$ 4.20	$ 3.54	$ 4.22	$ 3.83	$ —	$ —	$ 3.74
Two-way collars:								
Hedged volume (MMBtu)	495,500	694,500	139,000	648,728	128,000	717,000	694,000	—
Weighted average put price	$ 3.10	$ 3.50	$ 3.50	$ 3.10	$ 3.50	$ 3.99	$ 3.00	$ —
Weighted average call price	$ 4.40	$ 5.11	$ 5.42	$ 4.24	$ 5.42	$ 5.21	$ 4.32	$ —

Gas Hedges (Basis Differential)

	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Q4 2026	Q1 2027	Q2 2027	Q3 2027
El Paso Permian Basin basis swaps:								
Hedged volume (MMBtu)	363,200	—	—	—	—	700,000	—	—
Weighted average spread price [(2)]	$ 1.69	$ —	$ —	$ —	$ —	$ 0.74	$ —	$ —

(2) The gas basis swap hedges are calculated as the Henry Hub natural gas price less the fixed amount specified as the weighted average spread price above.

The Company has hedged:

Bal2025: **~ 0.6 million barrels of oil** at avg **downside protection price of $62.08**
2026: **~ 2.3 million barrels of oil** at avg **downside protection price of $65.21**

Bal2025: **~ 0.6 BCF of natural gas** at avg **downside protection price of $3.27**
2026: **~ 3.1 BCF of natural gas** at avg **downside protection price of $3.55**

31 Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI

Income Statement and Operational Stats

Income Statement

(Unaudited)

	Three Months Ended			Nine Months Ended	
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Oil, Natural Gas, and Natural Gas Liquids Revenues	$ 78,601,336	$ 82,602,759	$ 89,244,383	$ 240,295,302	$ 282,886,868
Costs and Operating Expenses					
Lease operating expenses	20,518,472	20,245,981	20,315,282	60,442,005	57,984,733
Gathering, transportation and processing costs	126,569	133,809	102,420	463,990	376,103
Ad valorem taxes	2,446,565	1,648,647	2,164,562	5,627,320	5,647,469
Oil and natural gas production taxes	3,670,987	3,832,607	4,203,851	11,088,049	12,259,418
Depreciation, depletion and amortization	25,225,345	25,569,914	25,662,123	73,411,242	74,153,994
Ceiling test impairment	72,912,330	—	—	72,912,330	—
Asset retirement obligation accretion	390,563	382,251	354,195	1,099,363	1,057,213
Operating lease expense	175,091	175,090	175,091	525,272	525,272
General and administrative expense (including share-based compensation)	8,139,771	7,138,519	6,421,567	23,898,266	21,604,323
Total Costs and Operating Expenses	133,605,693	59,126,818	59,399,091	249,467,837	173,608,525
Income (Loss) fom Operations	(55,004,357)	23,475,941	29,845,292	(9,172,535)	109,278,343
Other Income (Expense)					
Interest income	74,253	69,658	143,704	233,969	367,181
Interest (expense)	(10,052,320)	(11,757,404)	(10,754,243)	(31,308,510)	(33,199,314)
Gain (loss) on derivative contracts	444,305	14,648,054	24,731,625	14,163,569	3,888,531
Gain (loss) on disposal of assets	105,642	155,293	—	385,545	89,693
Other income	—	150,770	—	159,712	25,686
Net Other Income (Expense)	(9,428,120)	3,266,371	14,121,086	(16,365,715)	(28,828,223)
Income (Loss) Before Benefit from (Provision for) Income Taxes	(64,432,477)	26,742,312	43,966,378	(25,538,250)	80,450,120
Benefit from (Provision for) Income Taxes	12,800,947	(6,107,425)	(10,087,954)	3,652,345	(18,637,325)
Net Income (Loss)	$ (51,631,530)	$ 20,634,887	$ 33,878,424	$ (21,885,905)	$ 61,812,795
Basic Earnings (Loss) per Share	$ (0.25)	$ 0.10	$ 0.17	$ (0.11)	$ 0.31
Diluted Earnings (Loss) per Share	$ (0.25)	$ 0.10	$ 0.17	$ (0.11)	$ 0.31
Basic Weighted-Average Shares Outstanding	206,688,003	206,522,356	198,177,046	204,223,621	197,850,538
Diluted Weighted-Average Shares Outstanding	206,688,003	206,982,327	200,723,863	204,223,621	200,139,478

Operational Stats

(Unaudited)

	Three Months Ended			Nine Months Ended	
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net sales volumes:					
Oil (Bbls)	1,226,537	1,320,508	1,214,788	3,633,739	3,673,356
Natural gas (Mcf)	1,853,599	1,703,808	1,705,027	5,172,603	4,739,881
Natural gas liquids (Bbls)	377,141	333,374	350,975	1,009,881	919,225
Total oil, natural gas and natural gas liquids (Boe)[1]	1,912,611	1,937,850	1,849,934	5,505,721	5,382,561
% Oil	64 %	68 %	66 %	66 %	68 %
% Natural Gas	16 %	15 %	15 %	16 %	15 %
% Natural Gas Liquids	20 %	17 %	19 %	18 %	17 %
Average daily sales volumes:					
Oil (Bbls/d)	13,332	14,511	13,204	13,310	13,406
Natural gas (Mcf/d)	20,148	18,723	18,533	18,947	17,299
Natural gas liquids (Bbls/d)	4,099	3,663	3,815	3,699	3,355
Average daily equivalent sales (Boe/d)	20,789	21,295	20,108	20,167	19,644
Average realized sales prices:					
Oil ($/Bbl)	$ 64.32	$ 62.69	$ 74.43	$ 65.54	$ 76.77
Natural gas ($/Mcf)	(1.22)	(1.31)	(2.26)	(0.93)	(1.61)
Natural gas liquids ($/Bbls)	5.22	6.19	7.66	6.85	9.29
Barrel of oil equivalent ($/Boe)	$ 41.10	$ 42.63	$ 48.24	$ 43.64	$ 52.56
Average costs and expenses per Boe ($/Boe):					
Lease operating expenses	$ 10.73	$ 10.45	$ 10.98	$ 10.98	$ 10.77
Gathering, transportation and processing costs	0.07	0.07	0.06	0.08	0.07
Ad valorem taxes	1.28	0.85	1.17	1.02	1.05
Oil and natural gas production taxes	1.92	1.98	2.27	2.01	2.28
Depreciation, depletion and amortization	13.19	13.19	13.87	13.33	13.78
Asset retirement obligation accretion	0.20	0.20	0.19	0.20	0.20
Operating lease expense	0.09	0.09	0.09	0.10	0.10
G&A (including share-based compensation)	4.26	3.68	3.47	4.34	4.01
G&A (excluding share-based compensation)	3.41	2.99	3.45	3.49	3.30
G&A (excluding share-based compensation and transaction costs)	3.41	2.99	3.45	3.49	3.30

(1) Boe is determined using the ratio of six Mcf of natural gas to one Bbl of oil (totals may not compute due to rounding.) The conversion ratio does not assume price equivalency and the price on an equivalent basis for oil, natural gas, and natural gas liquids may differ significantly.

32 Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI

Balance Sheet

	(Unaudited) September 30, 2025	December 31, 2024
ASSETS		
Current Assets		
Cash and cash equivalents	$ 286,907	$ 1,866,395
Accounts receivable	34,504,883	36,172,316
Joint interest billing receivables, net	917,575	1,083,164
Derivative assets	12,854,010	5,497,057
Inventory	4,985,360	4,047,819
Prepaid expenses and other assets	2,277,737	1,781,341
Total Current Assets	55,826,472	50,448,092
Properties and Equipment		
Oil and natural gas properties, full cost method	1,902,517,373	1,809,309,848
Financing lease asset subject to depreciation	3,685,956	4,634,556
Fixed assets subject to depreciation	3,500,386	3,389,907
Total Properties and Equipment	1,909,703,715	1,817,334,311
Accumulated depreciation, depletion and amortization	(546,561,770)	(475,212,325)
Net Properties and Equipment	1,363,141,945	1,342,121,986
Operating lease asset	1,443,170	1,906,264
Derivative assets	4,232,434	5,473,375
Deferred financing costs	10,028,572	8,149,757
Total Assets	$ 1,434,672,593	$ 1,408,099,474
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current Liabilities		
Accounts payable	$ 86,459,022	$ 95,729,261
Income tax liability	305,124	328,985
Financing lease liability	728,762	906,119
Operating lease liability	633,264	648,204
Derivative liabilities	2,277,994	6,410,547
Notes payable	1,001,829	496,397
Deferred cash payment	9,800,376	—
Asset retirement obligations	418,526	517,674
Total Current Liabilities	101,624,897	105,037,187
Non-current Liabilities		
Deferred income taxes	24,615,831	28,591,802
Revolving line of credit	428,000,000	385,000,000
Financing lease liability, less current portion	547,064	647,078
Operating lease liability, less current portion	940,853	1,405,837
Derivative liabilities	1,708,221	2,912,745
Asset retirement obligations	29,578,865	25,864,843
Total Liabilities	587,015,731	549,459,492
Commitments and contingencies		
Stockholders' Equity		
Preferred stock - $0.001 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock - $0.001 par value; 450,000,000 shares authorized; 207,223,177 shares and 198,561,378 shares issued and outstanding, respectively	207,223	198,561
Additional paid-in capital	811,313,842	800,419,719
Retained earnings (Accumulated deficit)	36,135,797	58,021,702
Total Stockholders' Equity	847,656,862	858,639,982
Total Liabilities and Stockholders' Equity	$ 1,434,672,593	$ 1,408,099,474

Statements of Cash Flows

	(Unaudited) Three Months Ended September 30, 2025	Three Months Ended June 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Cash Flows From Operating Activities					
Net income (loss)	$ (51,631,530)	$ 20,634,887	$ 33,878,424	$ (21,885,905)	$ 61,812,795
Adjustments to reconcile net income (loss) to net cash provided by operating activities:					
Depreciation, depletion and amortization	25,225,345	25,569,914	25,662,123	73,411,242	74,153,994
Ceiling test impairment	72,912,330	—	—	72,912,330	—
Asset retirement obligation accretion	390,563	382,251	354,195	1,099,363	1,057,213
Amortization of deferred financing costs	693,625	1,836,174	1,226,881	3,768,292	3,670,096
Share-based compensation	1,618,600	1,351,839	32,087	4,661,397	3,833,697
Credit loss expense	907	205	8,817	19,029	187,594
(Gain) loss on disposal of assets	(105,642)	(155,293)	—	(385,545)	(89,693)
Deferred income tax expense (benefit)	(12,964,252)	5,950,639	10,005,502	(4,208,267)	18,212,075
Excess tax expense (benefit) related to share-based compensation	123,533	9,326	7,553	232,296	95,333
(Gain) loss on derivative contracts	(444,305)	(14,648,054)	(24,731,625)	(14,163,569)	(3,888,531)
Cash received (paid) for derivative settlements, net	2,586,230	677,843	(1,882,765)	2,710,479	(5,938,777)
Changes in operating assets and liabilities:					
Accounts receivable	4,672,943	(1,809,302)	5,529,542	2,299,483	3,245,030
Inventory	399,193	(2,083,798)	1,148,418	(937,541)	1,508,955
Prepaid expenses and other assets	439,087	(1,560,295)	545,529	(496,396)	(202,046)
Accounts payable	841,492	(2,495,394)	(225,196)	(12,039,039)	(9,538,827)
Settlement of asset retirement obligation	(265,794)	(363,691)	(222,553)	(837,065)	(974,877)
Net Cash Provided by Operating Activities	44,492,325	33,297,251	51,336,932	106,160,584	147,144,031
Cash Flows From Investing Activities					
Payments for the Lime Rock Acquisition	(1,709,776)	—	—	(72,569,545)	—
Payments to purchase oil and natural gas properties	(715,126)	(150,183)	(164,481)	(1,512,415)	(787,343)
Payments to develop oil and natural gas properties	(20,995,094)	(18,173,374)	(42,099,874)	(70,251,975)	(117,559,401)
Payments to acquire or improve fixed assets subject to depreciation	(5,708)	(135,386)	(33,938)	(175,369)	(185,524)
Proceeds from sale of fixed assets subject to depreciation	—	—	—	17,360	10,605
Proceeds from divestiture of equipment for oil and natural gas properties	100	—	—	100	—
Proceeds from sale of New Mexico properties	—	—	—	—	(144,398)
Proceeds from sale of CBP vertical wells	—	—	5,500,000	—	5,500,000
Insurance proceeds received for damage to oil and natural gas properties	160,533	99,913	—	260,446	—
Net Cash Used in Investing Activities	(23,265,071)	(18,359,030)	(36,798,293)	(144,231,398)	(113,166,061)
Cash Flows From Financing Activities					
Proceeds from revolving line of credit	31,000,000	56,322,997	27,000,000	201,322,997	108,000,000
Payments on revolving line of credit	(51,000,000)	(68,322,997)	(42,000,000)	(158,322,997)	(141,000,000)
Payments for taxes withheld on vested restricted shares, net	(8,000)	(57,015)	(17,273)	(961,446)	(919,249)
Proceeds from notes payable	—	1,648,539	—	1,648,539	1,501,507
Payments on notes payable	(486,590)	(160,120)	(442,976)	(1,143,107)	(1,122,422)
Payment of deferred financing costs	(332,376)	(5,381,602)	—	(5,713,978)	(45,704)
Reduction of financing lease liabilities	(113,381)	(88,874)	(257,202)	(338,682)	(688,486)
Net Cash Provided by (Used in) Financing Activities	(20,940,347)	(16,039,072)	(15,717,451)	36,491,326	(34,274,354)
Net Increase (Decrease) in Cash	286,907	(1,100,851)	(1,178,812)	(1,579,488)	(296,384)
Cash at Beginning of Period	—	1,100,851	1,178,812	1,866,395	296,384
Cash at End of Period	$ 286,907	$ —	$ —	$ 286,907	$ —

33 Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI

Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI Non-GAAP Disclosure 34 Certain financial information included in this Presentation are not measures of financial performance recognized by accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are “Adjusted Net Income,” “Adjusted EBITDA,” “Adjusted Free Cash Flow” or “AFCF,” “Adjusted Cash Flow from Operations” or “ACFFO,” “Cash Return on Capital Employed” or “CROCE,” “PV-10,” “Leverage Ratio,” “All-in Cash Operating Costs,” and "Cash Operating Margin." Management uses these non-GAAP financial measures in its analysis of performance. In addition, CROCE is a key metric used to determine a portion of the Company’s incentive compensation awards. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies. “Adjusted Net Income” is calculated as net income minus the estimated after-tax impact of share-based compensation, ceiling test impairment, unrealized gains and losses on changes in the fair value of derivatives, and transaction costs for executed acquisitions and divestitures (“A&D”). Adjusted Net Income is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current period to prior periods. The Company believes that the presentation of Adjusted Net Income provides useful information to investors as it is one of the metrics management uses to assess the Company’s ongoing operating and financial performance, and also is a useful metric for investors to compare Ring’s results with its peers. The Company defines “Adjusted EBITDA” as net income (loss) plus net interest expense (including interest income and expense),unrealized loss (gain) on change in fair value of derivatives, ceiling test impairment, income tax (benefit) expense, depreciation, depletion and amortization, asset retirement obligation accretion, transaction costs for executed acquisitions and divestitures (A&D), share-based compensation, loss (gain) on disposal of assets, and backing out the effect of other income. Company management believes Adjusted EBITDA is relevant and useful because it helps investors understand Ring’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. Adjusted EBITDA, as Ring calculates it, may not be comparable to Adjusted EBITDA measures reported by other companies. In addition, Adjusted EBITDA does not represent funds available for discretionary use. The Company defines “Adjusted Free Cash Flow” or “AFCF” as Net Cash Provided by Operating Activities (as reflected on Ring’s Condensed Statements of Cash Flows) less changes in operating assets and liabilities, and plus transaction costs for executed acquisitions and divestitures (A&D), current income tax expense (benefit), proceeds from divestitures of equipment for oil and natural gas properties, loss (gain) on disposal of assets, and less capital expenditures, credit loss expense, and other income. For this purpose, the Company’s definition of capital expenditures includes costs incurred related to oil and natural gas properties (such as drilling and infrastructure costs and lease maintenance costs) but excludes acquisition costs of oil and gas properties from third parties that are not included in the Company’s capital expenditures guidance provided to investors. Management believes that Adjusted Free Cash Flow is an important financial performance measure for use in evaluating the performance and efficiency of the Company's current operating activities after the impact of capital expenditures and net interest expense (including interest income and expense, excluding amortization of deferred financing costs) and without being impacted by items such as changes associated with working capital, which can vary substantially from one period to another. Other companies may use different definitions of Adjusted Free Cash Flow. The Company defines “Adjusted Cash Flow from Operations” or “ACFFO” as Net Cash Provided by Operating Activities, as reflected in Ring’s Condensed Statements of Cash Flows, less the changes in operating assets and liabilities, which includes accounts receivable, inventory, prepaid expenses and other assets, accounts payable, and settlement of asset retirement obligations, which are subject to variation due to the nature of the Company’s operations. Accordingly, the Company believes this financial performance measure is useful to investors because it is used often in its industry and allows investors to compare this metric to other companies in its peer group as well as the E&P sector. The table below provides detail of PV- 10 to the standardized measure of discounted future net cash flows as of December 31, 2024. ($ in 000’s) Present value of estimated future net revenues (PV-10) $1,462,827 Future income taxes, discounted at 10% 229,891 Standardized measure of discounted future net cash flows $1,232,936 “Leverage” or the “Leverage Ratio” is calculated pursuant to the Company’s existing senior revolving credit facility and means as of any date, the ratio of (i) Consolidated Total Debt as of such date to (ii) Consolidated EBITDAX for the four consecutive fiscal quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under the credit facility. The Company defines “Consolidated EBITDAX” in accordance with its existing senior revolving credit facility and means for any period an amount equal to the sum of (i) consolidated net income (loss) for such period plus (ii) to the extent deducted in determining consolidated net income for such period, and without duplication, (A) consolidated interest expense, (B) income tax expense determined on a consolidated basis, (C) depreciation, depletion and amortization determined on a consolidated basis, (D) exploration expenses determined on a consolidated basis, and (E) all other non-cash charges reasonably acceptable to the administrative agent, in each case for such period minus (iii) all noncash income added to consolidated net income (loss) for such period; provided that, for purposes of calculating compliance with the financial covenants under the credit facility, to the extent that during such period the Company has consummated an acquisition permitted by the credit facility or any sale, transfer or other disposition of any property or assets permitted by the credit facility, Consolidated EBITDAX will be calculated on a pro forma basis with respect to the property or assets acquired or disposed of. The maximum permitted Leverage Ratio under the senior revolving credit facility is 3.00. “PV-10” is a non-GAAP financial measure that differs from a financial measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes. Management believes that the presentation of the PV-10 measure of the Company’s oil and natural gas properties is relevant and useful to investors because it presents the estimated discounted future net cash flows attributable to its estimated proved reserves independent of its income tax attributes, thereby isolating the intrinsic value of the estimated future cash flows attributable to its reserves. Management believes the use of a pre-tax measure provides greater comparability of assets when evaluating companies because the timing and quantification of future income taxes is dependent on company-specific factors, many of which are difficult to determine. For these reasons, management uses and believes that the industry generally uses the PV-10 measure in evaluating and comparing acquisition candidates and assessing the potential rate of return on investments in oil and natural gas properties. PV-10 does not necessarily represent the fair market value of oil and natural gas properties. PV-10 is not a measure of financial or operational performance under GAAP, nor should it be considered in isolation or as a substitute for the standardized measure of discounted future net cash flows as defined under GAAP. The Company defines “Cash Return on Capital Employed” or “CROCE” as Adjusted Cash Flow from Operations divided by average debt and shareholder equity for the period. The Company defines “All-In Cash Operating Costs,” a non-GAAP financial measure, as “all in cash” costs which includes lease operating expenses, G&A costs excluding share-based compensation, net interest expense (including interest income and expense, excluding amortization of deferred financing costs), workovers and other operating expenses, production taxes, ad valorem taxes, and gathering/transportation costs. Management believes that this metric provides useful additional information to investors to assess the Company’s operating costs in comparison to its peers, which may vary from company to company. The Company defines “Cash Operating Margin,” a non-GAAP financial measure, as realized revenues per Boe less all-in cash operating costs per Boe. Management believes that this metric provides useful additional information to investors to assess the Company’s operating margins in comparison to its peers, which may vary from company to company. The “Current Ratio” is calculated under our existing senior revolving credit facility and means as of any date, the ratio of (i) our Current Assets as of such date to (ii) our Current Liabilities as of such date. Based on its credit agreement, the Company defines Current Assets as all current assets, excluding non- cash assets under Accounting Standards Codification (“ASC”) 815, plus the unused line of credit. The Company’s non-cash current assets include the derivative asset marked to market value. Based on its credit agreement, the Company defines Current Liabilities as all liabilities, in accordance with GAAP, which are classified as current liabilities, including all indebtedness payable on demand or within one year, all accruals for federal or other taxes payable within such year, but excluding current portion of long-term debt required to be paid within one year, the aggregate outstanding principal balance and non-cash obligations under ASC 815.

Non-GAAP Reconciliations

Adjusted Net Income

(Unaudited for All Periods)

	Three Months Ended						Nine Months Ended			
	September 30, 2025		June 30, 2025		September 30, 2024		September 30, 2025		September 30, 2024	
	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted
Net income (loss)	$ (51,631,530)	$ (0.25)	$ 20,634,887	$ 0.10	$ 33,878,424	$ 0.17	$ (21,885,905)	$ (0.11)	$ 61,812,795	$ 0.31
Share-based compensation	1,618,600	0.01	1,351,839	0.01	32,087	—	4,661,397	0.02	3,833,697	0.02
Ceiling test impairment	72,912,330	0.35	—	—	—	—	72,912,330	0.37	—	—
Unrealized loss (gain) on change in fair value of derivatives	2,141,925	0.01	(13,970,211)	(0.07)	(26,614,390)	(0.13)	(11,453,090)	(0.06)	(9,827,308)	(0.05)
Transaction costs - executed A&D	10	—	1,000	—	—	—	2,786	—	3,539	—
Tax impact on adjusted items	(11,920,971)	(0.06)	2,964,996	0.01	6,132,537	0.03	(9,456,621)	(0.05)	1,380,335	0.01
Adjusted Net Income	13,120,364	$ 0.06	10,982,511	$ 0.05	13,428,658	$ 0.07	34,780,897	$ 0.17	57,203,058	$ 0.29
Diluted Weighted-Average Shares Outstanding	206,688,003		206,982,327		200,723,863		204,223,621		200,139,478	
Adjusted Net Income per Diluted Share	$ 0.06		$ 0.05		$ 0.07		$ 0.17		$ 0.29	

35 Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI

Non-GAAP Reconciliations

Adjusted EBITDA

(Unaudited for All Periods)

	Three Months Ended					Nine Months Ended	
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Net income (loss)	$ (51,631,530)	$ 20,634,887	$ 9,110,738	$ 5,657,519	$ 33,878,424	$(21,885,905)	$61,812,795
Interest expense, net	9,978,067	11,687,746	9,408,728	9,987,731	10,610,539	31,074,541	32,832,133
Unrealized loss (gain) on change in fair value of derivatives	2,141,925	(13,970,211)	375,196	6,999,552	(26,614,390)	(11,453,090)	(9,827,308)
Ceiling test impairment	72,912,330	—	—	—	—	72,912,330	—
Income tax (benefit) expense	(12,800,947)	6,107,425	3,041,177	1,803,629	10,087,954	(3,652,345)	18,637,325
Depreciation, depletion and amortization	25,225,345	25,569,914	22,615,983	24,548,849	25,662,123	73,411,242	74,153,994
Asset retirement obligation accretion	390,563	382,251	326,549	323,085	354,195	1,099,363	1,057,213
Transaction costs - executed A&D	10	1,000	1,776	21,017	—	2,786	3,539
Share-based compensation	1,618,600	1,351,839	1,690,958	1,672,320	32,087	4,661,397	3,833,697
Loss (gain) on disposal of assets	(105,642)	(155,293)	(124,610)	—	—	(385,545)	(89,693)
Other income	—	(150,770)	(8,942)	(80,970)	—	(159,712)	(25,686)
Adjusted EBITDA	$ 47,728,721	$ 51,458,788	$46,437,553	$ 50,932,732	$ 54,010,932	$145,625,062	$182,388,009
Adjusted EBITDA Margin [1]	61 %	62 %	59 %	61 %	61 %	61 %	64 %

1. Adjusted EBITDA Margin is Adj. EBITDA divided by oil, natural gas, and natural gas liquids revenue.

36 Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI

Non-GAAP Reconciliations (cont.)

Adjusted Free Cash Flow

	(Unaudited for All Periods)						
	Three Months Ended					Nine Months Ended	
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Net Cash Provided by Operating Activities	$ 44,492,325	$ 33,297,251	$ 28,371,008	$ 47,279,681	$ 51,336,932	$ 106,160,584	$ 147,144,031
Adjustments - Condensed Statements of Cash Flows							
Changes in operating assets and liabilities	(6,086,921)	8,312,480	9,784,999	(5,073,676)	(6,775,740)	12,010,558	5,961,765
Transaction costs - executed A&D	10	1,000	1,776	21,017	—	2,786	3,539
Income tax expense (benefit) - current	39,772	147,460	136,394	71,280	74,899	323,626	329,917
Capital expenditures	(24,589,282)	(16,827,513)	(32,451,531)	(37,633,168)	(42,691,163)	(73,868,326)	(114,313,003)
Proceeds from divestiture of equipment for oil and natural gas properties	100	—	—	121,232	—	100	—
Credit loss expense	(907)	(205)	(17,917)	26,747	(8,817)	(19,029)	(187,594)
Other income	—	(150,770)	(8,942)	(80,970)	—	(159,712)	(25,686)
Adjusted Free Cash Flow	$ 13,855,097	$ 24,779,703	$ 5,815,787	$ 4,732,143	$ 1,936,111	$ 44,450,587	$ 38,912,969

	(Unaudited for All Periods)						
	Three Months Ended					Nine Months Ended	
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Adjusted EBITDA	$ 47,728,721	$ 51,458,788	$ 46,437,553	$ 50,932,732	$ 54,010,932	$ 145,625,062	$ 182,388,009
Net interest expense (excluding amortization of deferred financing costs)	(9,284,442)	(9,851,572)	(8,170,235)	(8,688,653)	(9,383,658)	(27,306,249)	(29,162,037)
Capital expenditures	(24,589,282)	(16,827,513)	(32,451,531)	(37,633,168)	(42,691,163)	(73,868,326)	(114,313,003)
Proceeds from divestiture of equipment for oil and natural gas properties	100	—	—	121,232	—	100	—
Adjusted Free Cash Flow	$ 13,855,097	$ 24,779,703	$ 5,815,787	$ 4,732,143	$ 1,936,111	$ 44,450,587	$ 38,912,969
Adjusted Free Cash Flow per BOE	$ 7.24	$ 12.79	$ 3.51	$ 2.62	$ 1.05	$ 8.07	$ 7.23

37 Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI

Ring Energy, Inc. Non-GAAP Reconciliations (cont.) 38 Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI Leverage Ratio (Current Period End) Leverage Ratio (Comparative Period End) (Unaudited) Three Months Ended Last Four QuartersDecember 31, March 31, June 30, September 30, 2024 2025 2025 2025 Consolidated EBITDAX Calculation: Net Income (Loss) $ 5,657,519 $ 9,110,738 $ 20,634,887 $ (51,631,530) $ (16,228,386) Plus: Consolidated interest expense 9,987,731 9,408,728 11,687,746 9,978,067 41,062,272 Plus: Income tax provision (benefit) 1,803,629 3,041,177 6,107,425 (12,800,947) (1,848,716) Plus: Depreciation, depletion and amortization 24,548,849 22,615,983 25,569,914 25,225,345 97,960,091 Plus: non-cash charges reasonably acceptable to Administrative Agent 8,994,957 2,392,703 (12,236,121) 77,063,418 76,214,957 Consolidated EBITDAX $ 50,992,685 $ 46,569,329 $ 51,763,851 $ 47,834,353 $ 197,160,218 Plus: Pro Forma Acquired Consolidated EBITDAX 5,244,078 7,392,359 — — 12,636,437 Less: Pro Forma Divested Consolidated EBITDAX 77,819 8,855 — — 86,674 Pro Forma Consolidated EBITDAX $ 56,314,582 $ 53,970,543 $ 51,763,851 $ 47,834,353 $ 209,883,329 Non-cash charges reasonably acceptable to Administrative Agent: Asset retirement obligation accretion $ 323,085 $ 326,549 $ 382,251 $ 390,563 Unrealized loss (gain) on derivative assets 6,999,552 375,196 (13,970,211) 2,141,925 Ceiling test impairment — — — 72,912,330 Share-based compensation 1,672,320 1,690,958 1,351,839 1,618,600 Total non-cash charges reasonably acceptable to Administrative Agent $ 8,994,957 $ 2,392,703 $ (12,236,121) $ 77,063,418 As of September 30, Corresponding 2025 Leverage Ratio Leverage Ratio Covenant: Revolving line of credit $ 428,000,000 2.04 Notes payable 1,001,829 — Lime Rock deferred payment 10,000,000 0.05 Capital lease obligations 1,275,826 0.01 Consolidated Total Debt 440,277,655 2.10 Pro Forma Consolidated EBITDAX 209,883,329 Leverage Ratio 2.10 Maximum Allowed ≤ 3.00x (Unaudited) Three Months Ended Last Four QuartersDecember 31, March 31, June 30, September 30, 2023 2024 2024 2024 Consolidated EBITDAX Calculation: Net Income (Loss) $ 50,896,479 $ 5,515,377 $ 22,418,994 $ 33,878,424 $ 112,709,274 Plus: Consolidated interest expense 11,506,908 11,420,400 10,801,194 10,610,539 44,339,041 Plus: Income tax provision (benefit) 7,862,930 1,728,886 6,820,485 10,087,954 26,500,255 Plus: Depreciation, depletion and amortization 24,556,654 23,792,450 24,699,421 25,662,123 98,710,648 Plus: non-cash charges acceptable to Administrative Agent (29,695,076) 19,627,646 1,664,064 (26,228,108) (34,631,474) Consolidated EBITDAX $ 65,127,895 $ 62,084,759 $ 66,404,158 $ 54,010,932 $ 247,627,744 Plus: Pro Forma Acquired Consolidated EBITDAX — — — — — Less: Pro Forma Divested Consolidated EBITDAX 24,832 (124,084) (469,376) (600,460) (1,169,088) Pro Forma Consolidated EBITDAX $ 65,152,727 $ 61,960,675 $ 65,934,782 $ 53,410,472 $ 246,458,656 Non-cash charges acceptable to Administrative Agent: Asset retirement obligation accretion $ 351,786 $ 350,834 $ 352,184 $ 354,195 Unrealized loss (gain) on derivative assets (32,505,544) 17,552,980 (765,898) (26,614,390) Ceiling test impairment — — — — Share-based compensation 2,458,682 1,723,832 2,077,778 32,087 Total non-cash charges acceptable to Administrative Agent $ (29,695,076) $ 19,627,646 $ 1,664,064 $ (26,228,108) As of September 30, 2024 Leverage Ratio Covenant: Revolving line of credit $ 392,000,000 Pro Forma Consolidated EBITDAX 246,458,656 Leverage Ratio 1.59 Maximum Allowed ≤ 3.00x

Non-GAAP Reconciliations (cont.)

Leverage Ratio (Summary of Other Periods)

(Unaudited)

Last Four Quarters Ended

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Consolidated EBITDAX Calculation:					
Net Income (Loss)	$ (16,228,386)	$ 69,281,568	$ 71,065,675	$ 67,470,314	$ 112,709,274
Plus: Consolidated interest expense	41,062,272	41,694,744	40,808,192	42,819,864	44,339,041
Plus: Income tax provision (benefit)	(1,848,716)	21,040,185	21,753,245	20,440,954	26,500,255
Plus: Depreciation, depletion and amortization	97,960,091	98,396,869	97,526,376	98,702,843	98,710,648
Plus: non-cash charges acceptable to Administrative Agent	76,214,957	(27,076,569)	(13,176,384)	4,058,559	(34,631,474)
Consolidated EBITDAX	**$ 197,160,218**	**$ 203,336,797**	**$ 217,977,104**	**$ 233,492,534**	**$ 247,627,744**
Plus: Pro Forma Acquired Consolidated EBITDAX	12,636,437	20,474,600	30,803,716	—	—
Less: Pro Forma Divested Consolidated EBITDAX	86,674	(513,786)	(983,162)	(1,116,101)	(1,169,088)
Pro Forma Consolidated EBITDAX	**$ 209,883,329**	**$ 223,297,611**	**$ 247,797,658**	**$ 232,376,433**	**$ 246,458,656**

	As of September 30, 2025	As of June 30, 2025	As of March 31, 2025	As of December 31, 2024	As of September 30, 2024
Leverage Ratio Covenant:					
Revolving line of credit	$ 428,000,000	$ 448,000,000	$ 460,000,000	$ 385,000,000	$ 392,000,000
Notes payable	1,001,829				
Estimated deferred payment	10,000,000	10,000,000	10,000,000	—	—
Capital lease obligations	1,275,826				
Consolidated Total Debt	440,277,655	458,000,000	470,000,000	385,000,000	392,000,000
Pro Forma Consolidated EBITDAX	209,883,329	223,297,611	247,797,658	232,376,433	246,458,656
Leverage Ratio	**2.10**	**2.05**	**1.90**	**1.66**	**1.59**
Maximum Allowed	≤ 3.00x	≤ 3.00x	≤ 3.00x	≤ 3.00x	≤ 3.00x

39 Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI

Non-GAAP Reconciliations (cont.)

Adjusted Cash Flow from Operations (ACFFO)

(Unaudited for All Periods)

	Three Months Ended			Nine Months Ended	
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net Cash Provided by Operating Activities	$ 44,492,325	$ 33,297,251	$ 51,336,932	$ 106,160,584	$ 147,144,031
Changes in operating assets and liabilities	(6,086,921)	8,312,480	(6,775,740)	12,010,558	5,961,765
Adjusted Cash Flow from Operations	$ 38,405,404	$ 41,609,731	$ 44,561,192	$ 118,171,142	$ 153,105,796

Cash Return on Capital Employed (CROCE)

	As of and for the twelve months ended		
	December 31, 2024	December 31, 2023	December 31, 2022
Total long term debt (i.e. revolving line of credit)	$385,000,000	$425,000,000	$415,000,000
Total stockholders' equity	858,639,982	786,582,900	661,103,391
Average debt	405,000,000	420,000,000	352,500,000
Average stockholders' equity	822,611,441	723,843,146	480,863,799
Average debt and stockholders' equity	$1,227,611,441	$1,143,843,146	$833,363,799
Net Cash Provided by Operating Activities	$194,423,712	$198,170,459	$196,976,729
Less change in WC (Working Capital)	(888,089)	1,180,748	24,091,577
Adjusted Cash Flows From Operations (ACFFO)	$195,311,801	$196,989,711	$172,885,152
CROCE (ACFFO)/(Average D+E)	15.9 %	17.2 %	20.7 %

G&A Reconciliations

(Unaudited for All Periods)

	Three Months Ended			Nine Months Ended	
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
General and administrative expense (G&A)	$ 8,139,771	$ 7,138,519	$ 6,421,567	$ 23,898,266	$ 21,604,323
Shared-based compensation	1,618,600	1,351,839	32,087	4,661,397	3,833,697
G&A excluding share-based compensation	6,521,171	5,786,680	6,389,480	19,236,869	17,770,626
Transaction costs - executed A&D	10	1,000	—	2,786	3,539
G&A excluding share-based compensation and transaction costs	$ 6,521,161	$ 5,785,680	$ 6,389,480	$ 19,234,083	$ 17,767,087

PV-10

	Oil (Bbl)	Gas (Mcf)	Natural Gas Liquids (Bbl)	Net (Boe)	PV-10
Balance, December 31, 2023	82,141,277	146,396,322	23,218,564	129,759,229	$ 1,647,031,127
Purchase of minerals in place	—	—	—	—	
Extensions, discoveries and improved recovery	11,495,236	10,630,769	2,738,451	16,005,482	
Sales of minerals in place	(1,140,568)	(56,020)	(16,361)	(1,166,266)	
Production	(4,861,628)	(6,423,674)	(1,258,814)	(7,191,054)	
Revisions of previous quantity estimates	(6,730,246)	(730,235)	3,621,245	(3,230,707)	
Balance, December 31, 2024	80,904,071	149,817,162	28,303,085	134,176,684	$ 1,462,827,136

40 Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI

Non-GAAP Reconciliations (cont.)

All-In Cash Operating Costs

(Unaudited for All Periods)

	Three Months Ended			Nine Months Ended		Trailing Twelve Months Ended	
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024	September 30, 2025	June 30, 2025
All-In Cash Operating Costs:							
Lease operating expenses (including workovers)	$ 20,518,472	$ 20,245,981	$ 20,315,282	$ 60,442,005	$ 57,984,733	$ 80,768,221	$ 80,565,031
G&A excluding share-based compensation	6,521,171	5,786,680	6,389,480	19,236,869	17,770,626	25,600,526	25,468,835
Net interest expense (excluding amortization of deferred financing costs)	9,284,442	9,851,572	9,383,658	27,306,249	29,162,037	35,994,902	36,094,118
Operating lease expense	175,091	175,090	175,091	525,272	525,272	700,362	700,362
Oil and natural gas production taxes	3,670,987	3,832,607	4,203,851	11,088,049	12,259,418	14,945,196	15,478,060
Ad valorem taxes	2,446,565	1,648,647	2,164,562	5,627,320	5,647,469	8,048,915	7,766,912
Gathering, transportation and processing costs	126,569	133,809	102,420	463,990	376,103	594,220	570,071
All-in cash operating costs	$ 42,743,297	$ 41,674,386	$ 42,734,344	$ 124,689,754	$ 123,725,658	$ 166,652,342	$ 166,643,389
Boe	1,912,611	1,937,850	1,849,934	5,505,721	5,382,561	7,314,214	7,251,537
All-in cash operating costs per Boe	$ 22.35	$ 21.51	$ 23.10	$ 22.65	$ 22.99	$ 22.78	$ 22.98

Cash Operating Margin

(Unaudited for All Periods)

	Three Months Ended			Nine Months Ended		Trailing Twelve Months Ended	
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024	September 30, 2025	June 30, 2025
Cash Operating Margin							
Realized revenues per Boe	$ 41.10	$ 42.63	$ 48.24	$ 43.64	$ 52.56	$ 44.26	$ 46.11
All-in cash operating costs per Boe	22.35	21.51	23.10	22.65	22.99	22.78	22.98
Cash Operating Margin per Boe	$ 18.75	$ 21.12	$ 25.14	$ 20.99	$ 29.57	$ 21.48	$ 23.13

41 Ring Energy, Inc. Q3 Earnings & Updated Guidance | November 7, 2025 | NYSE American: REI